SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  October 14, 1997
                                                    ------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                    95-3825062
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(Commission File Number)                 (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California                90245
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(Address of Principal Executive Offices)                         (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

On October 14, 1997 the following news release was issued:


                            UNOCAL NAMES TIMOTHY LING
                           AS CHIEF FINANCIAL OFFICER
                           --------------------------


     El Segundo, Calif., Oct. 14, 1997 -- Unocal Corporation today announced the appointment of Timothy H. Ling, 39, as the company's chief financial officer effective October 15.

     Ling succeeds Neal E. Schmale, 51, who is leaving Unocal after 29 years of service to pursue other business interests.

     Ling has been an employee of McKinsey & Company since 1989 and a partner of the firm since 1994. He has broad consulting experience in corporate finance and strategy with a client base that included major utility, energy and commercial banking firms.

     For the past seven years, Ling has been leader of the McKinsey consulting team working with Unocal, focusing on development of the company's new corporate strategies and the improvement of Unocal's asset and growth portfolios.

     Ling holds a bachelor's degree in engineering geology from Cornell University and a Master of Business Administration from Stanford University.

     Unocal is a leading global energy resource and project development company, with reserves of more than 9.8 trillion cubic feet of natural gas equivalent
(1.6 billion barrels of oil equivalent) and major oil and gas production activities in Asia and the U.S. Gulf of Mexico. The company maintains headquarters in both California and Malaysia.

     News releases and other information about Unocal are available at the company's website, www.unocal.com.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                          UNOCAL CORPORATION
                                             (Registrant)




Date:  October 14, 1997                   By:  /s/ JOSEPH A. HOUSEHOLDER
-----------------------                   ------------------------------
                                           Joseph A. Householder
                                           Vice President, Tax and Comptroller